UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 11, 2011 (February 7, 2011)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

	3 Sylvan Way Parsippany, New Jersey	07054
	(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 7, 2011, Jackson Hewitt Tax Service Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a Sixth Amendment (the “Amendment”) to their Amended and Restated Credit Agreement, originally dated as of October 6, 2006 (as amended by the Amendment, the “Credit Agreement”), with Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent (the “Administrative Agent”), and the lenders thereto (the “Lenders”).

The Amendment amends and supplements certain provisions of the Credit Agreement, as follows:

The requirement under the Credit Agreement to apply cash on hand above a maximum cash balance toward the reduction of certain outstanding loan amounts has been removed and instead such excess amounts will be deposited in a cash collateral account that will be property of the Borrowers and maintained with the Administrative Agent. In addition, in order to accommodate the Borrowers’ funding needs during the current tax season, the maximum cash balance that the Borrowers may maintain and not deposit in the cash collateral account will temporarily increase from its current level of $5.0 million up to a maximum amount of $12.0 million on February 23, 2011 before decreasing over time to $5.0 million on April 23, 2011. Borrowers shall continue to incur interest expense on the amount in the cash collateral account. The Borrowers will be permitted to draw on the cash collateral account as follows: prior to April 29, 2011, with the consent of the required Lenders; between April 29, 2011 and May 6, 2011, (a) up to $30.0 million to pay the principal amount due under the Credit Agreement on April 30, 2011 to the extent consented to by the Administrative Agent, and (b) any other amount consented to by the Administrative Agent, but if certain Lenders object to a withdrawal, then only up to $7.0 million in the aggregate to cover operational needs; and following May 6, 2011, as permitted under a budget to be agreed upon among the Borrowers and the Lenders. In the event that Borrowers’ expenditures after May 1, 2011 exceed the amounts set forth in such budget, it shall be an Event of Default.

The Lenders’ revolving commitments under the Credit Agreement are currently subject to an availability block, which reduces the amount under the revolving commitments that may be borrowed by the Borrowers. The Amendment reduces the availability block by the amount of interest actually incurred by the Borrowers that they would not have incurred if the amounts required to be deposited in the cash collateral account had instead been used to repay indebtedness outstanding under the Credit Agreement.

The Lenders and the Borrowers agreed to use good faith efforts to agree upon a mutually satisfactory restructuring of the Borrowers’ balance sheets and go-forward funding needs and to execute definitive documentation relating thereto on or prior to April 29, 2011. Failure to have executed such definitive documentation on or prior to April 29, 2011 would permit the Lenders holding a majority of the loans and commitments to trigger an event of default under the Credit Agreement. In addition, as previously disclosed, Borrowers are required to make a scheduled $30 million principal repayment on April 30, 2011 and the Lenders maintain the right, from April 4, 2011 through July 15, 2011, to require the Borrowers to repay additional term loans up to an aggregate amount of $25 million at the Administrative Agent’s demand. Any such demand may be made at the direction of a supermajority of Lenders and no payment will be due until 30 days after such a demand is made (or the last business day prior to the end of such 30 day period).

A copy of the Amendment is filed as Exhibit 10.1 hereto, and is incorporated by reference herein in its entirety.

ITEM 8.01	OTHER EVENTS

On February 10, 2011 Republic Bank & Trust Company (“Republic”), the Company’s Refund Anticipation Loan (“RAL”) provider, publicly announced that it has received a Notice of Charges (the “Notice”) from the Federal Deposit Insurance Corporation (“FDIC”) regarding its RAL program. The FDIC’s Notice contends that Republic’s practice of originating RALs without the benefit of the Debt Indicator from the Internal Revenue Service is unsafe and unsound. The FDIC’s notice does not address Republic’s Electronic Refund Check product, which is also known as an Assisted Refund in Jackson Hewitt Tax Service offices.

Republic has stated that “The Board and Management believe the charges from the FDIC to be without merit and intend to vigorously defend the Bank’s right to offer a legal product to those who wish to purchase the product.”

Republic also disclosed that as part of the Notice process there will be a hearing 60 days from the date of the service of the Notice, or such other date set by the Administrative Law Judge (“ALJ”). After the hearing, although no specific time period is stated, the ALJ makes his recommendation to the FDIC Board of Directors. The FDIC Board of Directors would then have 90 days to render a final decision.

Based upon Republic’s public disclosures, the Company does not believe the Notice will have an impact on its RAL program for the 2011 tax season. However, there can be no assurances as to the availability of RALs in the future.

Forward Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, the Company’s belief that Republic’s recent announcement regarding the notice it received from the FDIC will not impact the Company’s RAL program for the 2011 tax season, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to execute on the its strategic plan and reverse its declining profitability; the Company’s ability to improve its distribution system; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by the Company, or the financial institutions which provide financial products to its customers, to comply with such legal and regulatory requirements; the success of the Company’s franchised offices; the Company’s customers’ ability to obtain financial products through the Company’s tax return preparation offices; changes in the Company’s relationship with Wal-Mart or other large retailers and shopping malls that could affect the Company’s growth and profitability; the Company’s compliance with credit facility covenants; compliance with the NYSE’s continued listing standards; the Company’s ability to continue to operate as a going concern; the Company’s ability to reduce its cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the Company’s ability to exercise control over the operations of its franchisees; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, its franchisees or their employees; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with the Company’s business; the Company’s ability to protect its customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; the seasonality of the Company’s business; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of the Company’s business; the Company’s` ability to protect its intellectual property rights or defend against any third party allegations of infringement by the Company’s; the Company’s reliance on cash flow from subsidiaries; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; the credit market crisis; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in Jackson Hewitt’s Annual Report on Form 10-K/A for the fiscal year ended April 30, 2010, and other public filings with the SEC. Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.
By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: February 11, 2011

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated February 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment, dated February 7, 2011, to the Amended and Restated Credit Agreement, originally dated as of October 6, 2006, among Jackson Hewitt Tax Service Inc., Jackson Hewitt Inc., Tax Services of America, Inc. and Hewfant Inc., as Borrowers, Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent, and the lenders thereto.